UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2008

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2008 (the “Effective Date”), Bristow Group Inc. (the “Company”) entered into a Retirement Agreement (the “Agreement”) with Michael R. Suldo, pursuant to which Mr. Suldo will retire from all positions held with the Company and affiliates as of the earlier to occur of (a) Mr. Suldo’s receipt of thirty (30) days prior written notice from the Chief Executive Officer of the Company specifying the effective date of the Mr. Suldo’s retirement or (b) September 30, 2008 (whichever occurs first, the “Retirement Date”).

Under the Agreement, Mr. Suldo will continue to receive the same compensation and benefits  he received immediately prior to the Effective Date for as long as he continues his employment with the Company; provided, however, that, except as stated below, Mr. Suldo will not be eligible for any bonus or incentive awards not earned prior to the Effective Date. The Agreement also provides for the following retirement benefits: (a) a one-time cash payment of $930,000 on the date that is six months after the Retirement Date; (b) a performance bonus for fiscal year 2008 in an amount determined in accordance with the Company’s policies and plan criteria; (c) a performance bonus for fiscal year 2009 equal to $155,000 multiplied by the number of days after March 31, 2008 on which the Retirement Date occurs and divided by 365; and (d) health care continuation under the Consolidated Omnibus Budget Reconciliation Act (COBRA) paid for by the Company for a maximum of 18 months after the Retirement Date.  Additionally, the Agreement provides that, as of the Retirement Date, any stock options and restricted stock which are not vested will immediately vest and become unrestricted, and the stock options held by Mr. Suldo that were exercisable on the Retirement Date may be exercised at any time until the earlier of the 90th day following the Retirement Date and the expiration of such stock options.  The Agreement also contains a general release by Mr. Suldo and confidentiality, non-competition and non-solicitation provisions.

An employment agreement, entered into by and between the Mr. Suldo and the Company on June 1, 2005 has been terminated with execution of the Agreement.  The foregoing summary is qualified by reference to the copy of the Agreement that is attached as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Retirement Agreement dated January 17, 2008 by and between Bristow Group Inc. and Michael R. Suldo.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2008

BRISTOW GROUP INC. (Registrant)
By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President and General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Retirement Agreement dated January 17, 2008 by and between Bristow Group Inc. and Michael R. Suldo.